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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-77575 on Form S-3 and Registration Statement No. 333-96411 on Form S-8 of VISTA Information Solutions, Inc. of our report dated April 13, 2000, appearing in this Annual Report on Form 10-KSB of VISTA Information Solutions, Inc. for the year ended December 31, 1999.


Deloitte & Touche LLP


San Diego, California
April 13, 2000